Exhibit 31.1
CERTIFICATION
OF THE CHIEF EXECUTIVE OFFICER
RULE 13A-14(A) / 15D-14(A)
I, David C. Nocifora, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of CTPartners Executive Search Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ David C. Nocifora
David C. Nocifora

Date: April 30, 2015    Chief Executive Officer
(Principal Executive Officer)